Exhibit 1.1

Execution Version

GMAC Capital Trust I

8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

UNDERWRITING AGREEMENT

March 2, 2011

To:	Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

as Representatives of the several Underwriters

named in Schedule III hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

GMAC Capital Trust I (the “Trust”), a statutory trust organized under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. § 3801 et seq.) has issued to the United States Department of the Treasury (“Treasury”) 106,680,000 8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 with an aggregate liquidation amount equal to $2,667,000,000 (the “Series 2 Trust Preferred Securities”). Treasury (the “Selling Securityholder”) proposes, upon the terms and conditions set forth herein, to sell the Series 2 Trust Preferred Securities to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives.

The Series 2 Trust Preferred Securities were issued pursuant to the terms of the Second Amended and Restated Declaration of Trust, dated as of March 1, 2011 (the “Base Declaration”), as supplemented by the Series 2 Supplement to the Second Amended and Restated Declaration (the “Series 2 Supplement” and, together with the Base Declaration, the “Declaration”), among Ally Financial Inc. (f/k/a GMAC Inc.), a Delaware corporation (the “Company”), as sponsor, the Delaware Trustee (as defined below) and the trustees of each series named therein (the “GMAC Capital Trustees”) and the holders from time to time of undivided beneficial interests in the relevant series of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act. Pursuant to the Declaration, the number of GMAC Capital Trustees for Series 2 of the Trust is initially four. Two of the GMAC Capital Trustees (the “Administrative Trustees”) are persons who are employees or officers of, or are affiliated with, the Company. The third GMAC Capital Trustee for Series 2 of the Trust is a financial institution unaffiliated with the Company that serves as institutional trustee under the Declaration (the “Institutional Trustee”). The fourth GMAC Capital Trustee for Series 2 of the Trust is a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of a Delaware trustee under the Delaware Act (the “Delaware Trustee”). Initially, The Bank of New York Mellon, a New York banking association (“BNYM”), is the Institutional Trustee for Series 2 of the Trust and BNY Mellon Trust of Delaware, a Delaware banking corporation with its principal place of business in the State of Delaware, is the Delaware Trustee. The Series 2 Trust Preferred Securities are guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the “Guarantee”) pursuant to the Series 2 Trust Preferred Securities Guarantee Agreement dated as of March 1, 2011 (the “Series 2 Guarantee Agreement”) between the Company and BNYM, as Trustee (the “Guarantee Trustee”).

The assets of Series 2 of the Trust consist of $2,747,010,000 aggregate principal amount of 8.125% Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due February 15, 2040 (the “Subordinated Series 2 Debentures”) of the Company which have been issued under an amended and restated indenture, dated as of March 1, 2011 (the “Indenture”), between the Company and BNYM, as trustee (the “Indenture Trustee”). Under certain circumstances, the Subordinated Series 2 Debentures are distributable to the holders of undivided beneficial interests in the assets of the Trust. The Series 2 Trust Preferred Securities, the Guarantee and the Subordinated Series 2 Debentures are referred to herein as the “Securities.”

The Company and the Trust have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-165608 and 333-165608-01, respectively), including a related form of prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be offered and sold from time to time. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), together with any amendments or supplements thereto as of its most recent effective date is hereinafter referred to as the “Registration Statement.” “Preliminary Prospectus” means any preliminary prospectus related to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act prior to filing of the Final Prospectus (as defined below). “Final Prospectus” means the final prospectus, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto. As used herein, the terms “Registration Statement,” “Preliminary Prospectus” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

The Selling Securityholder and the Company wish to confirm as follows their agreement with you and the other several Underwriters listed on Schedule III on whose behalf you are acting, in connection with the several purchases of the Series 2 Trust Preferred Securities by the Underwriters. To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

1. Representations and Warranties.

(a) The Company and the Trust jointly and severally represent and warrant to and agree with each Underwriter and the Selling Securityholder that:

(i) The Registration Statement has become effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement for the offering and sale of the Securities, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(ii) (A) (1) At the respective times the Registration Statement and each amendment thereto became effective, (2) at each deemed effective date with respect to the Underwriters relating to the offering of the Series 2 Trust Preferred Securities contemplated by this Agreement pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (3) as of the time the Series 2 Trust Preferred

Securities are sold to the Underwriters pursuant to this Agreement (the “Time of Sale”) and (4) at the Settlement Date (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations under the Securities Act and under the Trust Indenture Act; (B) the Preliminary Prospectus complied, at the time it was filed with the Commission and as of the Time of Sale, in all material respects with the Securities Act and the rules and regulations under the Securities Act; (C) the Final Prospectus will comply, as of the date that such document is filed with the Commission and as of the Settlement Date, in all material respects with the Securities Act and the rules and regulations under the Securities Act; and (D) the Indenture and the Declaration at each Deemed Effective Time and at the Settlement Date did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations under the Trust Indenture Act; (E) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(iii) (A) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Time of Sale, the Preliminary Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of its date, the Final Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) at the Settlement Date, the Final Prospectus (as amended and supplemented at such Settlement Date) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (E) the electronic road show listed on Schedule II hereto, when taken together as a whole with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in each of clauses (A), (B), (C), (D) and (E) shall not apply to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the GMAC Capital Trustees or (2) any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of themselves or any other Underwriter expressly for use in the Registration Statement, Final Prospectus or in the General Disclosure Package.

(iv) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date, did not include any material information that conflicted, conflicts or will conflict with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus. Except for the Permitted Free Writing Prospectuses, the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus other than in accordance with Sections 5(a) and 5(j).

(v) (A)(1) At the time of filing of the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B)(1) at the time of filing of the Registration Statement, (2) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Series 2 Trust Preferred Securities and (3) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(vi) This Agreement has been duly authorized, executed and delivered by both the Company and the Trust.

(vii) The Series 2 Trust Preferred Securities have been duly and validly authorized by the Trust and are validly issued, (subject to Sections 9.8 and 3.11(a)(vi) of the Series 2 Supplement) fully paid and non-assessable undivided beneficial interests in the assets of Series 2 of the Trust, are entitled to the benefits of the Declaration and conform in all material respects to all descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto; the issuance of the Series 2 Trust Preferred Securities was not subject to preemptive or other similar rights; and holders of Series 2 Trust Preferred Securities are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware.

(viii) The Base Declaration has been duly and validly authorized by the Company and has been duly executed and delivered by the Company. The Series 2 Supplement has been duly executed and delivered by the Company and the Administrative Trustees. The Base Declaration is a valid and legally binding obligation of the Company and the Series 2 Supplement is a valid and legally binding obligation of the Company and the Administrative Trustees, in each case enforceable in accordance with its terms, except as may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally, the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”); and the Declaration has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(ix) The Series 2 Guarantee Agreement has been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by Enforceability Exceptions; and the Series 2 Guarantee Agreement has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(x) The Indenture has been duly and validly authorized by the Company, has been duly executed and delivered by the Company, and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by Enforceability Exceptions; and the Indenture has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(xi) The Subordinated Series 2 Debentures have been duly and validly authorized, executed and delivered by the Company, are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by Enforceability Exceptions; and are in the form contemplated by, and entitled to the benefits of, the Indenture and conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(xii) The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the General Disclosure Package and Final Prospectus, and any amendment or supplement thereto; the Trust is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the General Disclosure Package or Final Prospectus, and any amendment or supplement thereto; the Trust will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

(xiii) The Company has been duly formed and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and Final Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean, with respect to the Company, a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries, including the Trust, taken as a whole.

(xiv) The offer and sale of the Series 2 Trust Preferred Securities and the execution, delivery of, and the performance of the Company’s and the Trust’s obligations under this Agreement, the Series 2 Trust Preferred Securities, the Subordinated Series 2 Debentures, the Indenture, the Declaration and the Series 2 Guarantee Agreement, (x) did not and will not require any consent, approval, authorization or filing with or other order of any court, regulatory body, administrative agency or other governmental body, except such as may have already been obtained, taken or made and except for such consents, approvals, authorizations or filings with or other order of any court, regulatory body, administrative agency or other governmental body as are set forth in the General Disclosure Package and the Final Prospectus and; and (y) did not and will not conflict with, result in a breach or violation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company and Series 2 of the Trust pursuant to (i) the Certificate of Incorporation or Bylaws of the Company, (ii) Declaration of the Trust, (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or to which its property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Trust of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which in the case of either (iii) or (iv) would reasonably be expected to have a Material Adverse Effect.

(xv) To the knowledge of the Company and the Trust, there has not been threatened or instituted and there is not pending before any court, agency, authority or other tribunal any action, suit or proceeding by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, or any judgment, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal which challenges or seeks to make illegal, directly or indirectly restrains or prohibits, the offer and sale of the Series 2 Trust Preferred Securities or the other transactions contemplated by this Agreement.

(xvi) The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.

(xvii) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the notes thereto) as of December 31, 2009 and 2010 and for each of the years in the three-year period ending December 31, 2010 incorporated by reference in the General Disclosure Package and the Final Prospectus, are independent public or certified accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP have been approved by the appropriate audit committee of the Company.

(xix) The financial statements, together with the related schedules and notes, included or incorporated by reference in the General Disclosure Package and the Final Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data included or incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 fairly presents the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(xx) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) the Company’s internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements; the Company’s auditors and the appropriate audit committee of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(xxi) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxii) The Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System, and the deposit accounts of the Company’s subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC.

(xxiii) Neither the Trust nor the Company is now, nor after giving effect to the transactions contemplated hereby will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxiv) The Administrative Trustees of Series 2 of the Trust are employees or officers of, or are affiliated with, the Company and have been duly authorized by the Company to execute and deliver the Series 2 Supplement.

(xxv) [Reserved].

(xxvi) Except as otherwise disclosed in the General Disclosure Package or the Final Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package or the Final Prospectus, there has been no Material Adverse Effect or any development involving a prospective Material Adverse Effect.

(xxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than, if applicable, the Selling Securityholder) of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates (other than, if applicable, the Selling Securityholder) have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(xxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than, if applicable, the Selling Securityholder) of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxx) No events exist which would constitute an event of default under the Series 2 Trust Preferred Securities, the Subordinated Series 2 Debentures, the Indenture or the Series 2 Trust Preferred Securities Guarantee Agreement.

(b) The Selling Securityholder represents and warrants to and agrees with each Underwriter:

(i) The Selling Securityholder now has and at the Settlement Date will have good and marketable title to the Series 2 Trust Preferred Securities to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Series 2 Trust Preferred Securities; and upon the delivery of, against payment for, the Series 2 Trust Preferred Securities pursuant to this Agreement, and assuming a purchaser or the Underwriters, as applicable, does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such purchaser or the Underwriters, as applicable, will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) The Selling Securityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Securityholder.

(iii) No consent, approval or waiver is required under any instrument or agreement to which the Selling Securityholder is a party or by which the Selling Securityholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Series 2 Trust Preferred Securities which may be sold by the Selling Securityholder under this Agreement or the consummation by the Selling Securityholder of any of the other transactions contemplated hereby.

2. Agreements to Sell and Purchase.

(a) The Selling Securityholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter, and, upon the basis of the representations, warranties and agreements of the Company, the Trust and the Selling Securityholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Securityholder the number of Series 2 Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule III hereto at a purchase price of (x) $24.75 per Series 2 Trust Preferred Security with respect to Series 2 Trust Preferred Securities reserved for sale to certain institutions or (y) $24.60 per Series 2 Trust Preferred Security with respect to the remaining Series 2 Trust Preferred Securities.

(b) At the Time of Sale and the Settlement Date, the Company and the Trust shall be deemed to have affirmed each of its representations and warranties contained in this Agreement; provided that if a representation or warranty is by its terms made as of a specific date, such representation or warranty shall be deemed affirmed only on and as of such date. At the Time of Sale and the Settlement Date, the Selling Securityholder shall be deemed to have affirmed in all material respects its representations and warranties contained in this Agreement; provided that if a representation or warranty is by its terms made as of a specific date, such representation or warranty shall be deemed affirmed only on and as of such date. Any obligation of an Underwriter to purchase the Series 2 Trust Preferred Securities from the Selling Securityholder shall be subject (x)(i) to the accuracy of the representations and warranties of the Company and the Trust herein as of the Time of Sale and the Settlement Date and (ii) the accuracy of the representations and warranties in all material respects of the Selling Securityholder herein as of the Time of Sale and the Settlement Date, (y) to the performance by the Company, the Trust and the Selling Securityholder of their respective obligations hereunder and (z) to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.

3. Payment, Delivery and Other Obligations.

(a) Delivery to the Underwriters of, and payment for, the Series 2 Trust Preferred Securities shall be made at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:30 A.M., New York City time, on March 7, 2011 (the “Settlement Date”). The place of closing for the Series 2 Trust Preferred Securities and the Settlement Date may be varied by agreement among the Representatives, the Company and the Selling Securityholder.

(b) Delivery of the Series 2 Trust Preferred Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the gross purchase price thereof to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to an account specified by the Selling Securityholder. Delivery of the Series 2 Trust Preferred Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(c) It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Selling Securityholder on behalf of any other Underwriter for Series 2 Trust Preferred Securities to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.

4. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters are subject to the following conditions:

(a) The Representatives shall have received on the Settlement Date a certificate of the Company and the Trust, dated such date and signed, in the case of the Company, by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and, in the case of the Trust, signed by one of the Administrative Trustees, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Final Prospectus and this Agreement and that (i) the representations and warranties of each of the Company and the Trust in this Agreement are true and correct as if made on and as of the Settlement Date and each of the Company and the Trust has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Settlement Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus, there has not been any change or development that, individually or in the aggregate, has or would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(b) The Representatives and the Selling Securityholder shall have received on the Settlement Date, opinions of In-House Counsels to the Company, dated such date and addressed to the Representatives and the Selling Securityholder, substantially in the form set forth in Exhibit 1 and Exhibit 2.

(c) The Representatives shall have received on the Settlement Date, such opinion or opinions of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated such date and addressed to the Representatives, with respect to the sale of the Series 2 Trust Preferred Securities, the Subordinated Series 2 Debentures, the Indenture, the Declaration, the Registration Statement, the Final Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Representatives and the Selling Securityholder shall have received on the Settlement Date, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, special counsel to the Company, dated such date and addressed to the Representatives and the Selling Securityholder, substantially in the forms set forth in Exhibit 3 and Exhibit 4. Insofar as such opinion(s) involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

(e) The Representatives and the Selling Securityholder shall have received on the Settlement Date, such opinion of Davis Polk & Wardwell LLP, special tax counsel to the Company, dated such date and addressed to the Representatives and the Selling Securityholder, substantially in the form set forth in Exhibit 5, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representatives and the Selling Securityholder shall have received on the Settlement Date, such opinion of Emmet, Marvin & Martin, LLP, counsel to BNYM, dated such date and addressed to the Representatives and the Selling Securityholder, with respect to with respect to the Institutional Trustee, substantially in the form as set forth in Exhibit 6, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Representatives and the Selling Securityholder shall have received on the Settlement Date: (i) such opinion of Richards, Layton & Finger, P.A., counsel to BNY Mellon Trust of Delaware, dated such date and addressed to the Representatives and the Selling Securityholder, with respect to the Delaware Trustee, substantially in the form as set forth in Exhibit 7, and (ii) such opinion of Richards, Layton & Finger, P.A., counsel to the Trust, dated such date and addressed to the Representatives, with respect to the Trust, substantially in the form as set forth in Exhibit 8, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Representatives and the Selling Securityholder shall have received as of the Time of Sale and at the Settlement Date, customary “comfort letters” from Deloitte & Touche LLP that are satisfactory in content and form to the Representatives and the Selling Securityholder.

(i) All filings with the Commission required by Rule 424 under the Securities Act and relating to the Series 2 Trust Preferred Securities to have been filed by the Settlement Date and shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act and relating to the Series 2 Trust Preferred Securities shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(j) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement prior to the Time of Sale), the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any supplement before the date of this Agreement prior to the Time of Sale), there shall not have been any change, or any development that, individually or in the aggregate, has or would be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Series 2 Trust Preferred Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement prior to the Time of Sale), the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

(k) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Series 2 Trust Preferred Securities or any of the Company’s senior or subordinated debt securities by any nationally recognized statistical rating organization or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The Series 2 Trust Preferred Securities shall have been registered under the Exchange Act.

(m) The Company shall have made application to the list the Series 2 Trust Preferred Securities on the New York Stock Exchange.

(n) Prior to the Settlement Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement with respect to the sale of the Series 2 Trust Preferred Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Settlement Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Securityholder in writing or by telephone or facsimile confirmed in writing.

5. Covenants of the Company and the Trust. Each of the Company and the Trust jointly and severally covenant with the several Underwriters and the Selling Securityholder as follows:

(a) Before amending or supplementing the Registration Statement or the Final Prospectus, to furnish to the Representatives and the Selling Securityholder a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives or the Selling Securityholder reasonably object (other than any Exchange Act filings or any prospectus or prospectus supplement relating to the offering of Shelf Securities other than the Series 2 Trust Preferred Securities). To furnish to the Representatives and the Selling Securityholder a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects. Not to take any action that would result in the Underwriters, the Selling Securityholder or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters or the Selling Securityholder that the Underwriters or the Selling Securityholder otherwise would not have been required to file thereunder.

(b) To prepare and file a final term sheet, containing solely a description of the final terms of the Series 2 Trust Preferred Securities and the offering thereof, in a form acceptable to the Representatives and the Selling Securityholder (the “Final Term Sheet”) and to file the Final Term Sheet and any other Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and to provide copies of the Final Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Representatives and the Selling Securityholder via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Representatives or the Selling Securityholder and, at any Representative’s request, to also furnish copies of the Final Prospectus to the New York Stock Exchange, as may be required by the rules or regulation of such exchange.

(c) Prior to the termination of the offering of the Series 2 Trust Preferred Securities, to promptly advise the Representatives and the Selling Securityholder (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Series 2 Trust Preferred Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(d) If, at any time prior to the filing of the Final Prospectus with respect to the General Disclosure Package, or at any time when a prospectus relating to the Series 2 Trust Preferred Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) with respect to the Final Prospectus, any event occurs as a result of which the Final Prospectus or the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Selling Securityholder and the Representatives so that any use of the Final Prospectus or the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Final Prospectus or the General Disclosure Package, subject to Section 5(a) above, to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives and the Selling Securityholder via electronic mail in “.pdf” format.

(e) To arrange, if necessary, for the qualification of the Series 2 Trust Preferred Securities for sale under the laws of such jurisdictions within the United States as the Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Series 2 Trust Preferred Securities and will pay any fee of the Financial Industry Regulatory Authority (“FINRA”), if any, in connection with its review of the offering; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where they would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.

(f) As soon as practicable, to make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Series 2 Trust Preferred Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Series 2 Trust Preferred Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representatives and the Selling Securityholder, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Series 2 Trust Preferred Securities under state securities laws and all expenses in connection with the qualification of the Series 2 Trust Preferred Securities for offer and sale under state securities laws as provided in Section 5(e) above, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees in connection with the offering contemplated by this Agreement, including, without limitation, FINRA filing fees, if any, (iv) all advertising charges incurred with the prior consent of the Company, (v) all fees and expenses of the GMAC Capital Trustees and Guarantee Trustee and the Indenture Trustee, including the fees and disbursements of counsel for such trustees in connection with the transaction contemplated by this Agreement, (vi) any fees and expenses in connection with the rating of the Series 2 Trust Preferred Securities with the rating agencies, (vii) the costs and charges of any transfer agent, registrar or depositary and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this Section 5. It is understood, however, that except as provided in this Section 5 and Section 8, the Underwriters will pay all of their costs and expenses, including any advertising expenses connected with any offers the Underwriters may make.

(h) During the period beginning on the date hereof and ending on the Settlement Date, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any securities of the Company that are substantially similar to the Series 2 Trust Preferred Securities, except for the registration of the Series 2 Trust Preferred Securities and the sales through or to the Underwriters pursuant to this Agreement or with the consent of the Representatives.

(i) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the Series 2 Trust Preferred Securities, except that no agreement is made as to the activities of any Underwriter.

(j) Not to make any offer relating to the Series 2 Trust Preferred Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a free writing prospectus required to be filed by the Company and the Trust with the Commission or retained by the Company and the Trust under Rule 433 of the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto, to which the Representatives reasonably objected to after being furnished such issuer free writing prospectus or free writing prospectus for review; provided the Representatives shall be deemed not to have objected to any Permitted Free Writing Prospectus. In connection with this Section 5(j), each Underwriter, severally and not jointly, covenants and agrees with the Company and the Trust, not to make any offer relating to the Series 2 Trust Preferred Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company and the Trust with the Commission or retained by the Company and the Trust under Rule 433 of the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto and other related customary Bloomberg communications, without the consent of the Company and the Trust, which consent shall not be unreasonably withheld; provided the Company and the Trust shall be deemed to have consented to any Permitted Free Writing Prospectus and the electronic road show listed on Schedule II hereto. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Covenants of the Selling Securityholder. The Selling Securityholder covenants and agrees with the several Underwriters and the Company that it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Representatives and the Company.

7. [Reserved].

8. Indemnity and Contribution.

(a) Each of the Trust and the Company jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, the General Disclosure Package, the electronic road show listed on Schedule II hereto used in connection with the offer and sale of the Series 2 Trust Preferred Securities, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto (collectively, the “Indemnity Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Underwriter to the Company expressly for use in the General Disclosure Package or Final Prospectus or any amendment or supplement thereto; provided, however, that the foregoing indemnity agreement with respect to the General Disclosure Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Series 2 Trust Preferred Securities, or any person controlling such Underwriter where (i) a reasonable period of time prior to the Time of Sale the Company shall have notified such Underwriter that the General Disclosure Package contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was subsequently corrected in the General Disclosure Package or, where permitted by law, an amendment or supplement and such corrected General Disclosure Package or amendment or supplement was provided to such Underwriter a reasonable amount of time in advance of the Time of Sale such that the corrected General Disclosure Package or amendment or supplement could have been provided to such person prior to such Time of Sale, (iii) such corrected General Disclosure Package or amendment or supplement (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Time of Sale, and (iv) such loss, claim, damage or liability would not have occurred had the corrected General Disclosure Package or amendment or supplement (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Trust, the Administrative Trustees who sign the Registration Statement, the directors, the officers, employees, agents of the Company and each person, if any, who controls the Company or the Trust (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and such person’s directors and officers) from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Indemnity Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as to the Indemnity Documents, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Indemnity Documents. The Company and the Trust acknowledge that the marketing names of the Underwriters appearing on the front cover page of the Preliminary Prospectus and the Final Prospectus, the names of the Underwriters appearing under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus and the statements made in the seventh, tenth and eleventh paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Indemnity Documents.

(c) If any claim, demand, action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by such Underwriter, in the case of a party indemnified pursuant to Section 8(a), and by the Company, in the case of a party indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any finding of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and such Underwriter, on the other hand, from the offering of the Series 2 Trust Preferred Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company and the Trust, on the one hand, and of the relevant Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust, on the one hand, and such Underwriter, on the other hand, in connection with the offering of the Series 2 Trust Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Series 2 Trust Preferred Securities (before deducting expenses) received by the Selling Securityholder bear to the total commissions received by such Underwriter. The relative fault of the Company and the Trust, on the one hand, and such Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Series 2 Trust Preferred Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The indemnity agreements contained in this Section 8 and the representations, warranties and other statements of the Company, the Trust and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party or on such party’s behalf, any person controlling such indemnified party or any affiliate of such indemnified party or by or on behalf of the indemnified party’s officers or directors and (iii) acceptance of and payment for any of the Series 2 Trust Preferred Securities.

(g) The provisions of this Section 8 shall not be deemed to supersede or otherwise affect provisions of Section 4.5(g) of the Securities Purchase and Exchange Agreement dated December 30, 2009 by and among the Company, the Trust and the Selling Securityholder with respect to the rights (including the rights of their respective agents) and obligations of each of them to the other pursuant thereto.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) This Agreement shall remain in full force and effect until the earliest to occur of the following: (i) this Agreement is terminated pursuant to Section 10(c) below, (ii) such time as all Series 2 Trust Preferred Securities have been sold pursuant to the terms of this Agreement, or (iii) this Agreement is otherwise terminated by mutual agreement of the Selling Securityholder and the Representatives; provided that any such termination by mutual agreement or pursuant to this clause (a) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

(b) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the relevant parties.

(c) The Representatives may terminate this Agreement by notice given to the Company and the Selling Securityholder, if on or after the date hereof and prior to the Settlement Date:

(A) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq National Market, if minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental entity, or trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the Nasdaq National Market, (B) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (C) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (D) there shall have occurred any outbreak or escalation of hostilities, or any material adverse change in financial markets in the United States or any calamity or crisis that, in the Representatives’ judgment after consultation with the Company and the Selling Securityholder, is likely to have a Material Adverse Effect, in each case, the effect of which is to make it, in the Representatives’ judgment after consultation with the Company, impracticable or inadvisable to proceed with the offer, sale or delivery of the Series 2 Trust Preferred Securities on the terms and in the manner contemplated in the Final Prospectus, or (E) any condition specified in Section 4 hereof shall not have been fulfilled when and as required to be fulfilled.

If this Agreement is terminated pursuant this Section 10(c), then each of the Underwriters and the Selling Securityholder shall be released from any of its obligations under Section 3 with respect to the Series 2 Trust Preferred Securities. The Company shall hold the Underwriters and the Selling Securityholder harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any purchase pursuant to this Section 10(c).

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Series 2 Trust Preferred Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Series 2 Trust Preferred Securities set forth opposite their names in Schedule III hereto bears to the aggregate principal amount of Series 2 Trust Preferred Securities set forth opposite the names of all the remaining Underwriters) the Series 2 Trust Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Series 2 Trust Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Series 2 Trust Preferred Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Series 2 Trust Preferred Securities, and if such nondefaulting Underwriters do not purchase all the Series 2 Trust Preferred Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company or the Trust. In the event of a default by any Underwriter as set forth in this Section 11, the Settlement Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Selling Shareholder, the Company, the Trust or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Entire Agreement.

(a) This Agreement, including the schedules attached hereto, represents the entire agreement among the Company, the Trust and the Underwriters with respect to the preparation of any Registration Statement, the Preliminary Prospectus or the Final Prospectus, the conduct of the offering and the sale and distribution of the Series 2 Trust Preferred Securities.

(b) Each of the Company and the Trust acknowledges that in connection with the offering of the Series 2 Trust Preferred Securities: (i) each Underwriter has acted and will act at arm’s length and owes no fiduciary duties to the Company or the Trust, (ii) each Underwriter owes the Company and the Trust only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Underwriter may have interests that differ from those of the Company and the Trust. Each of the Company and the Trust waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Series 2 Trust Preferred Securities.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided that all rights and obligations of the Selling Securityholder under this Agreement shall be governed by and construed in accordance with the federal law of the United States of America.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives shall be delivered, mailed, telefaxed or sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, facsimile number: (212) 816-7912 (Attn: General Counsel), Deutsche Bank Securities Inc., 60 Wall Street, 3rd Floor, New York, NY 10005, facsimile number: (212) 797-2201 (Attn: Investment Grade Syndicate), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 facsimile number: (212) 834-6081 (Attn: High-Grade Syndicate Desk-3rd floor) and Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, NY 10036, facsimile number: (212) 507-8999 (Attn: Investment Banking Division, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, facsimile number: (212) 269-5420 (Attn: James J. Clark, Esq., Noah B. Newitz, Esq. and Brian Kelleher, Esq.); if to the Selling Securityholder shall be delivered, mailed, telefaxed or sent to United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, with a copy to Chief Counsel, Office of Financial Stability, OFSChiefCounselNotice@do.treas.gov, facsimile number: 202-927-9225 and a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, facsimile number: (212) 757-3990 (Attn: David K. Lakhdhir); and if to the Company or the Trust shall be delivered, mailed, telefaxed or sent to Ally Financial Inc.,

200 Renaissance Center, Detroit, Michigan 48235, Attn: General Counsel, Facsimile: (313) 656-6189, with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard A. Drucker, Esq., Facsimile: (212) 701-5745.

17. Authority of the Representatives. Each of the Representatives represents and warrants that it has the power and authority to enter into this Agreement for and on behalf of each of the Underwriters not a direct signatory hereto. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

18. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

19. Series. The parties hereto acknowledge and agree that the Trust is a Delaware statutory trust organized in series (each a “Series”) and Series 2 is one such Series. Any debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing hereunder shall be enforceable against the assets of Series 2 only, and not against the assets of the Trust generally or of any other Series.

20. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Trust, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature page follows]

Very truly yours,

ALLY FINANCIAL INC.

By:	/s/ Cathy L. Quenneville
Name: Cathy L. Quenneville
Title: Secretary

GMAC CAPITAL TRUST I with respect to Series 2

By:	/s/ Matthew M. Brennan
Name: Matthew M. Brennan
As Administrative Trustee

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
Name: Timothy G. Massad
Title: Acting Assistant Secretary for Financial Stability

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule III hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden Jr.
Name: Jack D. McSpadden Jr.
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

SCHEDULE I

Permitted Free Writing Prospectuses

Final Term Sheet dated March 2, 2011

106,680,000 Trust Preferred Securities

GMAC Capital Trust I

8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Liquidation Amount $25 Per Trust Preferred Security

Guaranteed by Ally Financial Inc. To The Extent Set Forth In The Prospectus

Issuer:	GMAC Capital Trust I, a Delaware statutory trust, the sole assets of which are fixed rate/floating rate junior subordinated deferrable interest debentures (“Series 2 Debentures”) issued by Ally Financial Inc. (“Ally”)

Selling Securityholder:	United States Department of the Treasury

Guarantee:	$25 liquidation amount per fixed rate/floating rate trust preferred securities, Series 2 (the “Series 2 Trust Preferred Securities”), guaranteed by Ally to the extent set forth in the Prospectus

Amount:

106,680,000 Series 2 Trust Preferred Securities. This represents the United States Department of the Treasury’s full investment in Ally’s Trust Preferred Securities. After the settlement date, the United States Department of the Treasury will not hold any Ally Trust Preferred Securities.

Trade Date:	March 2, 2011

Settlement Date:	March 7, 2011 (T + 3 days)

Final Maturity Date:	February 15, 2040

Liquidation Amount:	$25 per Series 2 Trust Preferred Securities

Aggregate Principal Amount:	$2,667,000,000

Public Offering Price:	100% per Series 2 Trust Preferred Securities

Gross Proceeds to Selling Securityholder:	$2,638,830,000[1]

Coupon and Interest Payment Dates:	From March 7, 2011 to but excluding February 15, 2016, at an annual rate of 8.125% payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2011; from and including February 15, 2016 to but excluding February 15, 2040, at an annual rate equal to three month LIBOR plus 5.785% payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2016

[1]

As part of the amendment to the GMAC Capital Trust I, which resulted in the Series 2 Trust Preferred Securities, Ally paid United States Department of the Treasury a $28.17 million one-time, non-refundable distribution fee, which was calculated to equal all discounts, underwriting commissions, transfer taxes and transaction fees applicable to the sale of Series 2 Trust Preferred Securities

Interest Determination Date:	Second London banking day immediately preceding the first day of the quarterly floating rate interest period from and including February 15, 2016

Day Count:	From March 7, 2011 to but excluding February 15, 2016, 30/360; from and including February 15, 2016 to but excluding February 15, 2040, Actual/360

Deferral of Interest:	Payments on the Series 2 Trust Preferred Securities will be deferred to the extent Ally elects to defer interest on Series 2 Debentures held by the Issuer; Ally may so defer interest for up to 20 consecutive quarters but not beyond the maturity of the Series 2 Debentures

Redemption at Issuer’s Option:	Subject to the approval of the Board of Governors of the Federal Reserve or the governmental agency with primary oversight of regulatory capital for Ally (the “Capital Regulator”), if then required, Ally may redeem the underlying Series 2 Debentures, and thus redeem the underlying Series 2 Trust Preferred Securities, at any time on or after February 16, 2016, in whole or in part, at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the redemption date

Special Event Redemption:	In addition to the Redemption at Issuer’s Option described above and subject to the approval of the Capital Regulator, if then required, Ally may redeem the underlying Series 2 Debentures, and thus redeem the underlying Series 2 Trust Preferred Securities, in whole or in part, at any time after the occurrence of an Investment Company Event or a Tax Event at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the redemption date

Defeasance:	Applicable to the Series 2 Debentures; provisions of Article 4 of the Indenture apply

Sinking Fund:	Not applicable

Listing:	The Series 2 Trust Preferred Securities have been approved for listing on the New York Stock Exchange (“NYSE”) under the trading symbol “ALLY PRA”, subject to notice of issuance. The Series 2 Trust Preferred Securities are expected to begin trading on the NYSE within 30 days after they are first issued.

CUSIP/ISIN Numbers:	CUSIP: 361860 208

ISIN: US3618602086

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated Barclays Capital Inc. Goldman, Sachs & Co.

Co-Managers:

Aladdin Capital LLC

CastleOak Securities, L.P.

Blaylock Robert Van, LLC

C.L. King & Associates, Inc.

Loop Capital Markets LLC

MFR Securities, Inc.

Muriel Siebert & Co., Inc.

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1- 877-858-5407; Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; J.P. Morgan Securities LLC at 1-212-834-4533; or Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

SCHEDULE II

Electronic Road Show

None

SCHEDULE III

GMAC CAPITAL TRUST I

8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Underwriters	Number of Series 2 Trust Preferred Securities

Citigroup Global Markets Inc.	19,202,400
Deutsche Bank Securities Inc.	19,202,400
J.P. Morgan Securities LLC	19,202,400
Morgan Stanley & Co. Incorporated	19,202,400
Barclays Capital Inc.	10,668,000
Goldman, Sachs & Co.	10,668,000
Aladdin Capital LLC	1,280,160
CastleOak Securities, L.P.	1,280,160
Blaylock Robert Van, LLC	853,440
C.L. King & Associates, Inc.	853,440
Loop Capital Markets LLC	853,440
MFR Securities, Inc.	853,440
Muriel Siebert & Co., Inc.	853,440
Samuel A. Ramirez & Company, Inc.	853,440
The Williams Capital Group, L.P.	853,440

Total	106,680,000

EXHIBIT 1

Opinion of In-House Counsel to the Company

[See Attached]

March 7, 2011

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Re:	Ally Financial Inc. and GMAC Capital Trust I

8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Ladies and Gentlemen:

This letter is addressed to you pursuant to Section 4(b) of the Underwriting Agreement (the “Underwriting Agreement”), dated March 2, 2011, among the United States Department of the Treasury, Ally Financial Inc., a Delaware corporation (the “Company”), GMAC Capital Trust I, a statutory trust formed under the Statutory Trust Act of the State of Delaware (the “Trust”), and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Schedule III thereto. The terms defined in the Underwriting Agreement are used herein as defined therein.

I am Counsel to the Company. I have examined, or have caused persons under my supervision to examine, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for the purposes of this opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the original of such copies.

Upon the basis of the foregoing, I am of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company.

4. The Declaration has been duly authorized, executed and delivered by the Company.

5. The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company, and the sale of the Series 2 Trust Preferred Securities in compliance with the terms and provisions thereof, will not result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements or instruments of the Company filed by the Company with the Commission as exhibits to the Registration Statement (Registration No. 333-165608) and to its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and (ii) Current Reports on Form 8-K filed from January 14, 2011 to the date hereof.

My opinion is limited to matters governed by the Federal laws of the United States of America and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware General Corporation Law and such applicable provisions of the Delaware Constitution). I am not admitted to practice law in the State of Delaware.

This opinion is solely for your benefit in connection with the offer and sale of the Series 2 Trust Preferred Securities, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission, except that The Bank of New York Mellon may rely on this opinion as if it were addressed to them.

Very truly yours,

Hu Benton
Counsel
Ally Financial Inc.

EXHIBIT 2

Opinion of In-House Counsel to the Company

[See Attached]

March 7, 2011

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. INCORPORATED

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Re:	Opinion of Counsel Pursuant to Underwriting Agreement:

Ladies and Gentlemen:

As Counsel to Ally Financial Inc. (the “Company”), I am delivering this opinion to you pursuant to Section 4(b) of the Underwriting Agreement, dated March 2, 2011, among the United States Department of the Treasury, All Financial Inc., a Delaware corporation (the “Company”), GMAC Capital Trust I, a statutory trust formed under the Statutory Trust Act of the State of Delaware (the “Trust”), and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Schedule III thereto. Terms defined in the Underwriting Agreement and not defined herein are used herein as defined in the Underwriting Agreement.

In arriving at the opinions expressed below, I have reviewed, or have caused persons under my supervision to review, the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and documents and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made, or have caused persons under my supervision to make, such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, and (iii) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed.

In making my examination of agreements, I have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties, other than the Company. As to any facts material to the opinion expressed herein which were not independently established or verified, I have relied upon oral and written statements and representations of officers and other representatives of the Company and others.

I am admitted to practice in the State of New York and I express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

1. The Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms.

The opinion expressed herein are subject to the following qualifications and comments: the Indenture is subject to the effect of (1) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (2) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (3) applicable law and public policy with respect to rights to indemnity and contribution.

This opinion letter is delivered to you pursuant to the Underwriting Agreement and is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that The Bank of New York Mellon may rely on this opinion as if it were addressed to them. I assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Stephen VanDolsen
Counsel

EXHIBIT 3

Opinion of Davis Polk & Wardwell LLP, special counsel to the Company

[See Attached]

March 7, 2011

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated March 2, 2011 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters named in Schedule III thereto, the United States Department of the Treasury (the “Treasury”) and GMAC Capital Trust I, a Delaware statutory trust (the “Trust”), under which the Underwriters have severally agreed to purchase from the Treasury an aggregate of 106,680,000 of the Trust’s 8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2, liquidation amount $25 per security (the “Series 2 Trust Preferred Securities”). The Series 2 Trust Preferred Securities were issued pursuant to the Second Amended and Restated Declaration of the Trust dated March 1, 2011 (the “Declaration”) among the Company, administrative trustees of the series of the Trust, BNY Mellon Trust of Delaware, as Delaware trustee and The Bank of New York Mellon, as institutional trustee.

The Series 2 Trust Preferred Securities will be guaranteed by the Company on a subordinated basis to the extent set forth in the Series 2 Trust Preferred Securities Guarantee Agreement dated as of March 1, 2011 (the “Series 2 Guarantee Agreement”) between the Company and The Bank of New York Mellon, as trustee.

The assets of Series 2 of the Trust consist of $2,747,010,000 aggregate principal amount of the Company’s 8.125% Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due February 15, 2040 (the “Subordinated

Series 2 Debentures”). The Subordinated Series 2 Debentures were issued pursuant to the provisions of the Amended and Restated Indenture dated as of March 1, 2011 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of Post-Effective Amendment No. 1 to the Company’s and the Trust’s registration statement on Form S-3 (File No. 333-165608) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated March 1, 2011 relating to the Series 2 Trust Preferred Securities, the final term sheet dated March 2, 2011 and the prospectus supplement dated March [ ], 2011 relating to the Series 2 Trust Preferred Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. Amendment No. 1 to the registration statement became effective under the Act and the Indenture and the Series 2 Guarantee Agreement qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of Amendment No. 1 to the registration statement with the Commission on March 1, 2011 pursuant to Rule 462(e). The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March [ ], 2011 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Series 2 Trust Preferred Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

Based upon the foregoing, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

4.	The Series 2 Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	The Series 2 Subordinated Debentures have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and are entitled to the benefits of the Indenture, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

6.	The Trust is not, and after giving effect to the offering and sale of the Series 2 Trust Preferred Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Guarantee Agreement, the Series 2 Subordinated Debentures, the Declaration and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws or (ii) the certificate of incorporation or by-laws of the Company.

8.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the captions “Description of the Series 2 Trust Preferred Securities,” “Description of the Series 2 Debentures,” “Description of the Guarantees” and “Effect of Obligations under the Debentures and the Guarantees” insofar as they summarize provisions of the agreements referred to therein. In our opinion, such statements fairly summarize these provisions in all material respects.

In rendering the opinions in paragraphs (2) through (5) above, we have assumed that, (i) each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption, under (i) and (ii) above to the extent that we have specifically opined as to such matters with respect to the Company and (iii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company)).

We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in any Document.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware,

except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Series 2 Trust Preferred Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT 4

Negative Assurance Letter of Davis Polk & Wardwell LLP, special counsel to the Company

[See Attached]

March 7, 2011

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated March 2, 2011 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters named in Schedule III thereto, the United States Department of Treasury (the “Treasury”) and GMAC Capital Trust I, a Delaware statutory trust (the “Trust”), under which the Underwriters have severally agreed to purchase from the Treasury an aggregate of $2,667,000,000 of the Trust’s 8.125% Series 2 Fixed Rate/Floating Rate Trust Preferred Securities, liquidation amount $25 per security (the “Series 2 Trust Preferred Securities”).

We have participated in the preparation of the Post-Effective Amendment No. 1 to the Company’s and the Trust’s registration statement on Form S-3 (File No. 333-165608) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated March 1, 2011 (the “Preliminary Prospectus Supplement”) relating to the Series 2 Trust Preferred Securities, the final term sheet dated March 2, 2011 and the prospectus supplement dated March [    ], 2011 relating to the Series 2 Trust Preferred Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 1, 2011 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule I to the Underwriting Agreement for the Series 2 Trust Preferred Securities are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Series 2 Trust Preferred Securities (or in the form first made available by the Company and the Trust to the Underwriters to meet requests of purchasers of the Series 2 Trust Preferred Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of the Series 2 Trust Preferred Securities,” “Description of the Series 2 Debentures,” “Description of the Guarantees,” “Effect of Obligations under the Debentures and the Guarantees” and “United States Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Series 2 Trust Preferred Securities:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at [ ] P.M. New York City time on March 2, 2011, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Series 2 Trust Preferred Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT 5

Opinion of Davis Polk & Wardwell LLP, special tax counsel to the Company

[See Attached]

March 7, 2011

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

as Representatives of the several Underwriters named in

Schedule III to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Re:	GMAC Capital Trust I — 8.125% Series 2 Fixed Rate/Floating Rate Trust

Preferred Securities

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated March 2, 2011 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters named in Schedule III thereto (the “Underwriters”), the United States Department of Treasury (the “Treasury”) and GMAC Capital Trust I, a Delaware statutory trust (the “Trust”) under which the Underwriters have severally agreed to purchase from the Treasury an aggregate of $2,667,000,000 of the Trust’s 8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2, liquidation amount $25 per security (the “Series 2 Trust Preferred Securities”).

The assets of the Trust consist of $2,747,010,000 aggregate principal amount of 8.125% Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040 (the “Series 2 Debentures”) of the Company. The Series 2 Debentures are the only assets designated to series 2 of the Trust (“Series 2”).

This opinion is being furnished to you pursuant to Section 4(e) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 of the Company and the Trust relating to the Series 2 Trust Preferred Securities filed with the Securities and Exchange Commission (the “Commission”);

(b) the final prospectus, dated March [—], 2011, relating to the Series 2 Trust Preferred Securities and the Series 2 Debentures in the form filed with the Commission (the “Prospectus”);

(c) the Underwriting Agreement; and

(d) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Our opinion is conditioned upon the initial and continuing accuracy of the documents, certificates and records referred to above. We have also assumed that the transactions related to the offering and sale by the Treasury of the Series 2 Trust Preferred Securities will be consummated in the manner contemplated by the Prospectus.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents, and that such documents constitute, or will constitute, valid and binding obligations of each party.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records or assumptions on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that under current United States federal income tax law:

1.	while there is no authority directly on point and the issue is not free from doubt, the Series 2 Debentures designated to Series 2 will be classified for United States federal income tax purposes as indebtedness of the Company;

2.	the Trust or Series 2 (as applicable) will be classified, for United States federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation; and

3.	although the discussion set forth in the Prospectus under the heading “United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Series 2 Trust Preferred Securities, subject to the qualifications, exceptions, assumptions and limitations set forth therein, that discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences described therein.

Except as set forth above, we express no other opinion. These opinions are furnished to you solely for your benefit in connection with the execution of the Underwriting Agreement and are not to be relied on by anyone else without our prior written consent. These opinions are expressed as of the date hereof, and we are under no obligation to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record or assumption relied upon herein becoming incorrect or untrue.

Very truly yours,

EXHIBIT 6

Opinion of Emmet, Marvin & Martin, LLP, counsel to BNYM

[See Attached]

March 7, 2011

To the Addressees

on the Attached Schedule A

Re:	GMAC Capital Trust I

Ladies and Gentlemen:

We have acted as counsel for The Bank of New York Mellon (“BNYM”), a New York banking corporation, in connection with (a) the execution of (i) the Amended and Restated Indenture, dated as of March 1, 2011 (the “Amended and Restated Indenture”), between Ally Financial Inc. (the “Company”) and BNYM, as trustee (the “Indenture Trustee”) and amending and restating the Indenture, dated as of December 30, 2009, between the Company (known at such time, as GMAC Inc.) and the Indenture Trustee, (ii) the Second Amended and Restated Declaration of Trust, dated as of March 1, 2011 (the “Second Amended and Restated Declaration”), among the Company, as sponsor (the “Sponsor”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), the Administrative Trustees parties thereto, BNYM, as Institutional Trustee (the “Institutional Trustee”), with respect to Series 1 and Series 2 (as defined and established pursuant to the Series 1 Supplement to the Second Amended and Restated Declaration of Trust (the “Series 1 Supplement”) and the Series 2 Supplement to the Second Amended and Restated Declaration of Trust (the “Series 2 Supplement” and, together with the Series 1 Supplement, the “Series Supplements” and, together with the Base Declaration, as defined below, the “Declaration”) of GMAC Capital Trust I (the “Trust”), and the holders from time to time, of undivided beneficial interests in the relevant series of the Trust that have been previously issued or are being re-designated, and further amending the Declaration of Trust, dated as of December 22, 2009 (the “Original Declaration”), among the Administrative Trustees named therein, the Delaware Trustee, the Institutional Trustee and the Sponsor, as amended by the Amended and Restated Declaration of Trust, dated as of December 30, 2009 (the “First Amended and Restated Declaration” and, together with the Original Declaration and the Second Amended and Restated Declaration, the “Base Declaration”), among the Administrative Trustees named therein, the Delaware Trustee, the Institutional Trustee and the Sponsor, (iii) the Series 1 Trust Preferred Securities Guarantee Agreement, dated as of March 1, 2011 (the “Series 1 Guarantee Agreement”), between the Company, as guarantor and BNYM, as trustee (the “Guarantee Trustee”), for the benefit of the Holders (as defined therein) from time to time of the Trust Preferred Securities (as defined therein) of the Trust with respect to Series 1 thereof and which amends and restates the Guarantee Agreement, dated as of December 30, 2009 (the “Original Guarantee Agreement”) and (iv) the Series 2 Trust Preferred Securities Guarantee Agreement, dated as of March 1, 2011 (the “Series 2 Guarantee Agreement” and, together with the Series 1 Guarantee Agreement and the Original Guarantee Agreement, the “Guarantee Agreements” and, together with the Amended and Restated Indenture and the Declaration, the “Agreements”), between the Company, as guarantor and BNYM, as trustee (the “Guarantee Trustee”), for the benefit of the Holders (as defined therein) from time to time of the Trust Preferred Securities (as defined therein) of the Trust with respect to Series 2 thereof and which also amends and restates the Original Guarantee Agreement; (b) the issuance by the Company of its 8.125% Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due February 15, 2040 (which are to be known as the “Series 2 Debentures”), pursuant to the Amended and Restated Indenture; and (c) the sale by the United States Department of the Treasury (“Treasury”), as securityholder of the Trust’s 8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2, which are to be sold to the several underwriters named in the Underwriting Agreement, dated March 2, 2011 (the “Underwriting Agreement”), among the Company, the Trust, Treasury and the several underwriters named therein. Terms not defined herein shall have the meaning assigned to them in the Agreements.

In rendering the opinions set forth below, we have examined the originals, or copies certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers of BNYM and other papers as we deemed relevant and necessary as a basis for such opinion and have relied as to factual matters on representations, warranties and other statements therein. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the due authorization, execution and delivery of instruments and agreements by the parties (other than BNYM) thereto, and the authority and existence of such parties other than BNYM.

Based upon and subject to the foregoing, we are of the opinion that as of this date:

1. BNYM is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

2. The execution, delivery and performance by the Institutional Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreements and the execution, delivery and performance by the Indenture Trustee of the Amended and Restated Indenture have been duly authorized by all necessary corporate action on the part of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee have full corporate trust power and authority to enter into and perform their respective obligations under the Declaration, the Guarantee Agreements and the Amended and Restated Indenture. The Declaration, the Guarantee Agreements and the Amended and Restated Indenture have been duly executed and delivered by the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. Each of the Guarantee Agreements and the Amended and Restated Indenture constitute the legal, valid and binding obligations of the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The execution, delivery and performance of the Declaration, the Guarantee Agreements and the Amended and Restated Indenture by the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the Organization Certificate or By-laws of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, or any Federal or State of New York law, rule or regulation governing BNYM’s banking or trust powers or, to our knowledge, without independent investigation, the terms of any indenture or other agreement or instrument known to us and to which the Institutional Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, is a party or is bound or any judgment, order or decree known to us to be applicable to the Institutional Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Institutional Trustee, the Guarantee Trustee or the Indenture Trustee, respectively.

4. No consent, approval or authorization of, or registration with or notice to any Federal or New York State governmental authority having jurisdiction over the trust powers of BNYM is required for the execution, delivery or performance by the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee of the Declaration, the Guarantee Agreements and the Amended and Restated Indenture, respectively.

We are members of the New York Bar and do not hold ourselves out as experts on, nor do we express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent.

Very truly yours,

EXHIBIT 7

Opinion of Richards, Layton & Finger, P.A., counsel to BNY Mellon Trust of Delaware

[See Attached]

March     , 2011

To the Persons Listed on

Schedule I Attached Hereto

Re:	GMAC Capital Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel for GMAC Capital Trust I, a Delaware statutory trust (the “Trust”) in connection with the matters set forth herein. This opinion is being furnished to you pursuant to Section 4 (g) of the Underwriting Agreement referred to below.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Certificate of Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 22, 2009, as amended and restated by a Restated Certificate of Trust filed with the Secretary of State on March , 2011 (the “Certificate of Trust”);

(b)	The Declaration of Trust dated as of December 22, 2009, as amended and restated by the Amended and Restated Declaration of Trust, dated as of December 30, 2009 (the “Original Declaration of Trust”), among Ally Financial Inc., a Delaware corporation (the “Company”), as sponsor, and the trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust relating to among other things the Trust Preferred Securities of the Trust (as defined in the Original Declaration of Trust);

(c)	The Second Amended and Restated Declaration Trust, dated as of March , 2011 (the “Base Declaration”), among the Company and the Trustee named therein which amended and restated the Original Declaration of Trust;

(d)	The Series 2 Supplement to the Second Amended and Restated Declaration Trust, dated as of March , 2011 (together with the Base Declaration, the “Declaration of Trust”), among the Company and the Series 2 Trustees named therein relating to, among other things the Trust Preferred Securities of Series 2 (the “Series Trust Preferred Securities”), including the form of Trust Preferred Security Certificate attached thereto as Exhibit A-1;

(e)	The Trust Preferred Facility Amendment Agreement, dated as of March , 2011, among the Company, the Trustees named therein and the United States Department of the Treasury;

(f)	The Securities Purchase and Exchange Agreement, dated as of December 30, 2009 (the “Securities Purchase Agreement”), among the Trust, the Company and the United States Department of the Treasury;

(g)	The Underwriting Agreement, dated March , 2011, among the Company, the Trust and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as Representative of the several Underwriters named in Schedule III thereto (the “Underwriting Agreement”);

(h)	The preliminary prospectus dated March , 2011 and the prospectus dated March , 2011, relating to the Series Trust Preferred Securities (collectively, the “Prospectus”); and

(i)	A Certificate of Good Standing for the Trust, dated March , 2011, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust or the Underwriting Agreement, as applicable.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation, operation and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 4 and 5 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Trust Preferred Security was issued by the Trust of a Trust Preferred Securities Certificate for such Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the Original Declaration of Trust and as contemplated by the Securities Purchase Agreement, (vii) that the Trust Preferred Securities were issued and sold in accordance with the Original Declaration of Trust and as contemplated by the Securities Purchase Agreement, (viii) the receipt by each Person to whom a Series Trust Preferred Security is to be issued by the Trust of a Series Trust Preferred Securities Certificate for such Series Trust Preferred Security in accordance with the Declaration of Trust and (ix) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State), or employees in the State of Delaware. We have not participated in the preparation of any offering materials with respect to the Trust and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the tax, insurance, and securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

2.	Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to (a) execute, deliver and perform its obligations under the Underwriting Agreement and (b) to own its properties and conduct its business, all as described in the Declaration of Trust and the Prospectus.

3.	The Declaration of Trust constitutes a legal, valid and binding obligation of the Company and the Trustees named therein, enforceable against the Company and the Trustees named therein, in accordance with its terms.

4.	Under the Delaware Statutory Trust Act and the Declaration of Trust, (a) the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary statutory trust action on the part of the Trust and (b) and any Administrative Trustee for Series 2 of the Trust has the authority to execute and deliver the Underwriting Agreement on behalf of the Trust. When duly executed and delivered by an Administrative Trustee, the Underwriting Agreement will be duly executed and delivered by the Trust.

5.	The Series Trust Preferred Securities have been duly authorized by the Trust and are validly issued, fully paid and, subject to the qualifications set forth herein paragraph 6 below, nonassessable undivided beneficial interests in the assets of the applicable series of the Trust and will entitle the holders of the Series Trust Preferred Securities to the benefits of the Declaration of Trust.

6.	The holders of Series Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that each holder of Series Trust Preferred Securities may be obligated, pursuant to the Declaration of Trust, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Series Trust Preferred Securities Certificates and the issuance of replacement Series Trust Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Series 2 Institutional Trustee to exercise its rights and powers under the Declaration of Trust.

7.	Under the Delaware Statutory Trust Act and the Declaration of Trust, the issuance of the Series Trust Preferred Securities is not subject to preemptive rights.

8.	No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory agency of the State of Delaware is required for the execution or delivery of the Underwriting Agreement by the Trust or the consummation by the Trust of the transactions contemplated by the Underwriting Agreement other than the filing of the Certificate of Trust, which Certificate of Trust has been duly filed.

9.	The execution, delivery and performance by the Trust of the Underwriting Agreement and the consummation by the Trust of the transactions contemplated thereby, do not violate (i) any of the provisions of the Certificate of Trust or the Declaration of Trust, or (ii) any law, rule or regulation of the State of Delaware applicable to the Trust.

The foregoing opinions as to enforceability are subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

SCHEDULE I

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated,

as Representatives of the several Underwriters

named in Schedule III to the underwriting agreement

related to the offering of GMAC Capital Trust I’s

Fixed Rate/Floating Rate Trust Preferred Securities, Series 2,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

The Bank of New York Mellon

United States Department of the Treasury

EXHIBIT 8

Opinion of Richards, Layton & Finger, P.A., counsel to the Trust

[See Attached]

March     , 2011

To Each of the Persons Listed

on Schedule I Attached Hereto

Re:	GMAC Capital Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel to BNY Mellon Trust of Delaware (“BNY”), in connection with GMAC Capital Trust I, a Delaware statutory trust (the “Trust”), existing pursuant to the Second Amended and Restated Declaration Trust, dated as of March     , 2011 (the “Declaration of Trust”), among Ally Financial Inc. and the trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. This opinion is being delivered to you pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Declaration of Trust, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined a copy of the Declaration of Trust. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of BNY as we have deemed necessary or appropriate for the purposes of the opinions expressed herein. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1.	BNY is duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of Delaware.

2.	BNY has the corporate power and authority to execute, deliver and perform its obligations under the Declaration of Trust (including to act as Delaware Trustee thereunder).

3.	The Declaration of Trust has been duly authorized, executed and delivered by BNY.

4.	Neither the execution and delivery by BNY of the Declaration of Trust, nor the consumation by BNY of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of the articles of association or by-laws of BNY or (ii) violates any existing law, governmental rule or regulation of the State of Delaware or the United States of America governing the trust powers of BNY.

5.

Neither the execution and delivery by BNY of the Declaration of Trust, nor the compliance by BNY with the terms thereof, nor the consummation by BNY of any of the transactions contemplated thereby, requires the consent, authorization or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to any governmental or regulatory authority or agency under the laws of the State of Delaware or any law of the United States of America governing the trust powers of BNY, other than the filing of the Certificate of Trust with the Secretary of State.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.	We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the trust powers of BNY, except that we express no opinion with respect to (i) other federal laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, and laws, rules and regulations relating to money laundering and terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as amended), (ii) state securities or blue sky laws or (iii) laws, rules and regulations relating to the particular nature of the Trust assets.

B.	We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

C.	We have not participated in the preparation of any offering materials with respect to the Trust and assume no responsibility for their contents.

This opinion may be relied upon by you in connection with the matters set forth herein. Otherwise, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

SCHEDULE I

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated,

as Representatives of the several Underwriters

named in Schedule III to the underwriting agreement

related to the offering of GMAC Capital Trust I’s

Fixed Rate/Floating Rate Trust Preferred Securities, Series 2,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

The Bank of New York Mellon

United States Department of the Treasury